UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2007

HERBST GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV  89118

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (702) 889-7695

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets; Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 10, 2007, Herbst Gaming, Inc. (the “Company”) announced that it completed the previously announced acquisition (the “Primm Acquisition”) of certain gaming assets of MGM MIRAGE for a cash purchase price of $400 million.  These assets include the Buffalo Bill’s, Primm Valley and Whiskey Pete’s hotel-casinos (collectively known as “Primm Valley Resorts”) located in Primm, Nevada.

A copy of the Company’s and MGM MIRAGE’s press release announcing the completion of the Primm Acquisition is attached hereto as Exhibit 99.1.

The Primm Acquisition was funded by the incurrence by the Company on April 9, 2007 of (1) a delay draw term B loan (the “Delay Draw Term B Loan”) in an aggregate principal amount of $325,000,000 and (2) a draw on the revolving credit facility (the “Revolving Credit Borrowing”) in an aggregate principal amount of $75,000,000 under the second amended and restated credit agreement (the “Amended and Restated Credit Agreement”) dated as of January 2, 2007 with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Lehman Commercial Paper, Inc. and Wachovia Bank, National Association, as Syndication Agents, U.S. Bank, National Association, as Documentation Agent, Lehman Brothers Inc. and Wachovia Capital Markets, LLC, as Joint Lead Arrangers and Joint Book Runners, and the other lenders party thereto from time to time.  A copy of the Amended and Restated Credit Agreement was previously filed with the Company’s Form 8-K filed on January 9, 2007 (the “Sands Closing 8-K”).

The Delay Draw Term B Loan and Revolving Credit Borrowing shall mature on December 2, 2011 if the Company has not refinanced its 8 1/8% Senior Subordinated Notes due 2012, and otherwise on January 3, 2014 or January 3, 2013, respectively.

The Delay Draw Term B Loan and the Revolving Credit Borrowing shall be (i) subject to the same terms, including the interest rate, affirmative and negative covenants and events of default as the term B loans or the revolving loans, respectively, previously incurred under the Amended and Restated Credit Agreement and (ii) supported by the same subsidiary guaranties and liens on the Company’s and its subsidiaries’ real, personal, tangible and intangible assets as the term B loans or the revolving loans, respectively, previously incurred under the Amended and Restated Credit Agreement, in each case as further described in the Sands Closing 8-K.

Bank of America, N.A., Lehman Commercial Paper, Inc., and other lenders under the Amended and Restated Credit Agreement and their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and its affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Financial Statements of Businesses Acquired

The required financial information relating to the Primm Acquisition will be provided no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)                                 Pro Forma Financial Information.

The required pro forma financial information relating to the Primm Acquisition will be provided no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(c)                                  Exhibits.

99.1                           Press release issued by the Company and MGM MIRAGE dated April 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: April 16, 2007	By:	/s/ Mary Beth Higgins
Mary Beth Higgins
Chief Financial Officer